Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-1 Registration Statement of Carbon Conversion Group, Inc. (the “Company”) of our report dated January 17, 2024, relating to the audit of the financial statements of the Company for the period ended December 31, 2022.

We also consent to the reference to the Firm under the heading “Experts” in the Prospectus which forms a part of the Form S-1 Registration Statement.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
January 17, 2024